Exhibit 23.1

12 Greenway Plaza, Suite 1202
Houston, Texas 77046-1289

Phone	713-561-6500
Fax	713-968-7128
Web	www.uhy-us.com

CONSENT OF UHY LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Amendment No. 3 of Form 10 (no. 0-52281) of Energy XXI (Bermuda) Limited and to the inclusion therein of our report dated October 17, 2006 with respect to the statements of revenues and direct operating expenses (the carve-out financial statement for Castex) for the twelve month periods ended June 30, 2006, 2005 and 2004.

/s/ UHY LLP
Houston, Texas
January 19, 2007

An Independent Member of Urbach Hacker Young International Limited